Exhibit 99.1

AspenBio Sets 2012 AppyScore Anticipated Milestones; Sees Pivotal Clinical Trial for Appendicitis Test Beginning Mid-2012

Following Major Portion of R&D Effort Completion and Expense Reductions, Cash Runway Extends to Advance 2012 Objectives

CASTLE ROCK, CO ─ February 1, 2012 ─ AspenBio Pharma, Inc. (NASDAQ: APPY), an emerging in vitro diagnostic company, laid out the 2012 anticipated milestones in its path towards commercialization of AppyScore™, its unique multi-marker blood test in development designed to help physicians rule out acute appendicitis in children and adolescents entering the emergency room with symptoms of the disease.

AppyScore is a multi-marker blood test panel consisting of the company’s patented MRP 8/14 biomarker and C - reactive protein (“CRP”), along with White Blood Cell Count (“WBC”).  The scoring results of these individual components will be analyzed using the company’s proprietary algorithm software embedded in the AppyScore cassette reader, to provide an AppyScore result to the clinician.

“We made tremendous strides in 2011 toward demonstrating that AppyScore could significantly aid in the clinical management of children and adolescents complaining of abdominal pain,” said AspenBio Pharma’s president and CEO, Steve Lundy. “The results from our pilot study using a multi-marker approach demonstrated a high level of negative predictive value which is impressive and compelling. We are not aware of any other test or method associated with appendicitis diagnosis on the market that comes close to this level of performance.”

The pilot data results also support the company’s belief that AppyScore could reduce the number of children and adolescents exposed to harmful radiation from CT scans, which currently are used routinely in diagnosing appendicitis.

“In addition to significant human health costs, the related medical costs of using CT scans in the diagnosis of appendicitis runs into many millions of dollars annually,” continued Lundy. “So, in 2012, we are focused on expeditiously taking the necessary steps to get AppyScore into the hands of clinicians as soon as possible.”

The key 2012 milestones for AppyScore involve finalizing the remaining product development activities, conducting a pivotal clinical trial, followed thereafter by submission of results to the U.S. Food and Drug Administration (FDA). Concurrently, the company plans to advance in certifying AppyScore with the CE (European Conformity) mark, allowing for the potential sale and distribution of AppyScore in parts of Europe before the end of the year.

Major AppyScore milestones to be accomplished are:

•	Finish the conversion of AppyScore to a multi-marker or “multivariate” blood-based test on the AppyScore reader cassette system – this is currently near completion;

•	Hold a collaboration meeting with FDA regarding the product’s intended use, clinical strategy for test configuration and regulatory pathway;

•	Submit a pre-IDE information package, including the pivotal clinical trial protocol and statistical analysis plan to the FDA;

•	Commence the pivotal clinical trial, planned for mid-2012;

•	Certify AppyScore for CE marking, mid-2012; initiate European AppyScore commercialization by the end of the year; and

•	Complete the pivotal clinical trial patient enrollment, analyze data, and submit pivotal clinical trial results to FDA - planned for late 2012 into early 2013.

AspenBio recently reported achieving ISO 13485 certification of its Quality Management System. This milestone is a key component required to enable distribution or partnering for sales of AppyScore to many countries outside the U.S. Once the AppyScore product is finalized and initial manufacturing commences, AspenBio will pursue the CE mark for AppyScore using the standard self-certification process.

A CE mark for a product manufacturer ensures that the product conforms to the essential requirements of the applicable European Conformity directives. A separate regulatory clearance would not be required to commercialize AppyScore in certain European countries once the CE mark has been obtained. The CE mark could create the opportunity to generate revenues from AppyScore before the end of the year.

Outlook for Expenses and Capital Resource Management/Generation

AspenBio ended 2011 with total cash and cash investments of approximately $4 million. Over the last few months, management has substantially reduced overhead in order to extend the company’s runway for advancing 2012 milestones for AppyScore. Expenses associated with product expansion research and discovery activities have been eliminated to focus on the remaining AppyScore product development work, and compensation costs have been reduced through a reduction in headcount. These steps, combined with other cost reduction measures have significantly reduced the company’s monthly cash burn.

The company is also advancing in a strategic process to monetize its animal health business and related intellectual property.

“While there is always potential for unforeseen factors or those outside of our control to affect the timing and outcome of these and other key milestones, we remain confident in our path and the viability of AppyScore as a product with tremendous commercial potential worldwide,” added Lundy. ”Our proprietary technology and related understanding of abdominal pain continues to expand. The results to-date also should support the commercial introduction of AppyScore in European markets once we’ve self-certified AppyScore for the CE mark.”

About AspenBio Pharma and AppyScore
AspenBio Pharma, Inc. (NASDAQ: APPY) is an emerging in vitro diagnostic company focused on obtaining FDA clearance for its lead product, AppyScore. AppyScore is a unique, blood-based test in development, designed to help physicians manage the millions of patients who enter emergency rooms every year complaining of abdominal pain, many suspected of having acute appendicitis. As an aid in ruling out of appendicitis based on its projected high sensitivity and negative predictive value, AppyScore could potentially decrease radiation exposure risk arising from the use of CT scans performed in triaging pediatric and adolescent patients with abdominal pain, as well as potentially reducing healthcare costs. The company has a large and unique repository of blood samples that provide valuable data regarding the appendicitis condition and additional protein marker information associated with causes of abdominal pain, providing an important resource for product development. The company also has several animal health reproductive drugs in research and development for use in animals of economic importance following regulatory approval.

For more information, visit www.aspenbiopharma.com

Forward-Looking Statements
This press release includes "forward-looking statements" of AspenBio Pharma, Inc. ("APPY") as defined by the Securities and Exchange Commission ("SEC"). All statements, other than statements of historical fact, included in this press release that address activities, events or developments that APPY believes or anticipates will or may occur in the future are forward-looking statements. These statements are based on certain assumptions made based on experience, expected future developments and other factors APPY believes are appropriate in the circumstances. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of APPY. Investors are cautioned that any such statements are not guarantees of future performance. Actual results or developments may differ materially from those projected in the forward-looking statements as a result of many factors, including our Nasdaq listing status, fluctuations in our stock price, our ability to obtain additional capital, and our ability to successfully complete the clinical trial activities for AppyScore required for FDA submission, obtain FDA clearance, cost effectively manufacture and generate revenues from AppyScore and other new products, execute agreements required to successfully advance the company's objectives, retain the scientific management team to advance the products, overcome adverse changes in market conditions and the regulatory environment, obtain and enforce intellectual property rights, and realize value of intangible assets. Furthermore, APPY does not intend (and is not obligated) to update publicly any forward-looking statements. The contents of this press release should be considered in conjunction with the risk factors contained in APPY's most recent Annual Report on Form 10-K as filed with the SEC.

For more information contact:
AspenBio Pharma, Inc.
Gregory Pusey
Tel 303-794-2000 Ext. 207

Investor Relations:
Liolios Group, Inc.
Ron Both
Tel 949-574-3860
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